AMENDMENT TO FORM OF INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

November 14, 2022

Odette Gafner Attn: Advisor CCO
280 Park Avenue, 32 Floor New York, NY 10017
Email: Compliance@kraneshares.com

Michael Quain Attn: Trust CCO 16 Hickory Drive
East Stroudsburg, PA 18301
Email: Michael@quaincomplianceconsulting.com

RE:    Removal of Savos Investments Trust and its series from Fund of Funds Investment Agreement

Dear Sirs and Madams:

This letter will confirm an amendment (“Amendment”) to the agreement dated as of January 19, 2022, between GPS Funds I, GPS Funds II and Savos Investments Trust (each an “Acquiring Trust” and collectively, the “Acquiring Trusts”), each on behalf of itself and its separate series as listed on Schedule A hereto, as may be amended from time to time (“Acquiring Fund(s)”), severally and not jointly, and each separate series of the Krane Shares Trust (“Trust”), as listed on Schedule B hereto, as may be amended from time to time (“Acquired Fund(s)”), severally and not jointly. The Acquired Funds and the Acquiring Funds may be referred to herein as the “Funds”.

WHEREAS, the Acquiring Trusts and the Trust (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”);

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and the Trust pursuant to Section 6 of the Agreement;

WHEREAS, the parties executed Amendment No. 1 of the Section 12d1-4 Fund of Fund Form of Investment Agreement which updated Schedule B provided below (to be updated on a quarterly basis);

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WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 6b of the Agreement;

WHEREAS, Section 6 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party in accordance with Section 5 of the Agreement;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the Trust pursuant to Section 6(b) of the Agreement, effective as of November 14, 2022. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between both GPS Funds I and GPS Funds II and the Trust shall remain in full force and effect.

2.In accordance with the forgoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

3.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date written above.

GPS Funds I on behalf of each of its series, severally and not jointly		Acquired Fund

/s/ Patrick Young		/s/ Odette Gafner
Name:	Patrick Young	Name:	Odette Gafner
Title:	Treasurer	Title:	Chief Compliance Officer

GPS Funds II on behalf of each of its series, severally and not jointly		Acquired Fund Adviser, solely for purposes of Section 7
/s/ Patrick Young
Name:	Patrick Young	/s/ Odette Gafner
Title:	Treasurer	Name:	Odette Gafner
		Title:	Chief Compliance Officer
Savos Investments Trust, on behalf of each of its series listed on Schedule A, several and not jointly
/s/ Patrick Young
Name:	Patrick Young
Title:	Treasurer

SCHEDULE A
List of Acquiring Funds to which this agreement Applies GPS Funds I
GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

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SCHEDULE B

List of Acquired Funds to which this Agreement Applies
An updated Schedule B can be found by clicking on the link below and will be updated on a quarterly basis.

http://kraneshares.com/resources/compliance/sch_b/Krane_Sch_B.pdf

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